*** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

EXHIBIT 10.1

Consulting Services Agreement

This Agreement is effective as of July 31, 2009, and is entered into by and between St. Bernard Software, Inc. ("St. Bernard"), a Delaware corporation, with offices at 15015 Avenue of Science, San Diego, California 92128 and

(You) Softworks Group Pty Ltd, located at 97 Bliesner Road Obum Obum Qld 4309, Australia.  Phone number: (011) 61 4000 993 339.  Facsimile number: (011) 61 7 3102 6277.  Tax ID No: ABN 70 056 091 322 reporting to Australian Taxation Office.

RECITALS

WHEREAS, St. Bernard and You have entered into a 2009 Consulting Services Agreement dated January 1, 2009 (the “Original Agreement”);

WHEREAS, the parties are willing to enter into a new consulting agreement that will supersede the Original Agreement effective July 31, 2009;

NOW THEREFORE, St. Bernard desires to continue to retain You as an independent contractor to perform the consulting services set forth herein under the terms set forth herein, and You are willing to perform such services on the terms set forth herein.

In consideration of the mutual promises contained herein, St. Bernard and You agree as follows:

AGREEMENT

1.  Services.

You agree to perform the services and create and provide the deliverables, including source code, described in one or more Exhibits A (i.e., A-1, A-2, etc.), as mutually agreed upon and attached hereto and incorporated herein by this reference ("Services"), in a timely and workmanlike manner, according to the Statement of Work set forth in such Exhibits A.  Individual engagements may be initiated during the term of this Agreement by St. Bernard’s submission and Your acceptance of a Statement of Work in the form of an Exhibit A-1.  You will perform the specified Services under the general direction of Bob Crowe and/or Louis Ryan at St. Bernard, but You will, subject to the terms set forth herein, determine in Your sole discretion the manner and means by which the Services are accomplished, subject to the express condition that You will at all times comply with applicable law.  Shipment of tangible deliverables will be made FOB St. Bernard's offices in San Diego, California or as otherwise directed.

This Agreement will commence on July 31, 2009 and, unless terminated earlier as provided in Section 12 below, shall expire on October 31, 2009.

2.  Payment for Services.

A.  As full compensation and consideration for the Services and Your other obligations set forth herein, St. Bernard will pay You the fee(s) stated in the applicable Exhibit A, up to the maximum amount stated therein.  Fees may be stated as fixed fees or as hourly fees, as We may mutually agree for any engagement.  Any out-of-pocket expenses incurred by You in connection with providing the Services will be reimbursed only if approved in writing (on Exhibit A or otherwise) by St. Bernard prior to incurring such expenses.

B.  You may invoice St. Bernard for Services performed, including reimbursable expenses, upon completion of the Services or of such milestones as may be specified in the Statement of Work or as otherwise specified in Exhibit A.  With each invoice You will provide details of the number of hours worked by each staff member working on the project, showing the amounts of billable time expended and an explanation of the work performed and a detailed project log signed by each engineer working on the project that provides a detailed reconciliation of work done and the overall progress of the project to date and any problems that require St. Bernard's assistance to resolve.  Subject to St. Bernard's approval, St. Bernard will pay Your invoice(s) as set forth in Exhibit A-1.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

C.  You agree to promptly pay Your employees and agents for all work performed.  If You do not pay Your employees and agents, on a current basis, for work performed on behalf of St. Bernard, such nonpayment will be deemed a material breach of this Agreement which will entitle St. Bernard to contract directly with such persons on a consulting basis.

3.  Right to Review.

A.  If any major milestones are set forth in Exhibit A, St. Bernard will review and approve Your performance to date at such milestones before You proceed to the next stage. At each milestone St. Bernard will review materials, provide directions for any revisions, and authorize You to proceed.

B.  If at any time St. Bernard directs any changes in the scope of the project (including milestone revisions) which materially increase or decrease the effort required to comply with the provisions of Exhibit A, We will negotiate an appropriate adjustment of the previously agreed fees in good faith.

C.  St. Bernard reserves the right to reject the Services at any time if, in its reasonable judgment, the Services do not conform with, or accomplish the objectives set forth in, Exhibit A.  If St. Bernard rejects the Services, St. Bernard will so notify You, and You will have 10 working days to submit new deliverables and/or perform new Services which have corrected the omissions and made the revisions noted by St. Bernard.  If You have not submitted such new material as indicated, St. Bernard may terminate this Agreement or the applicable Exhibit A as set forth in Section 12 below.

4. Conflicting Obligations.

You represent and warrant that neither You nor Your employees or agents, if any, is under any pre-existing obligation or obligations inconsistent with the provisions of this Agreement.  You warrant that You have the right to disclose and use all ideas, processes, designs, data, and other information which You will disclose or use in the performance of this Agreement.  You also agree to disclose to St. Bernard any actual or potential financial interest that You may have with respect to, or resulting from, any recommendations or advice that You may give to St. Bernard under this Agreement.

5.  Ownership and Rights in Work Product.

A.  All designs, discoveries, inventions, products, computer programs (including source code), procedures, improvements, developments, drawings, specifications, data, memoranda, notes, documents, manuals, information, and other materials, made, conceived or developed by You, alone or with others, which result from or relate to the Services which are delivered to and accepted by St. Bernard, and any derivatives thereof ("Work Product"), and all such materials which You may receive from St. Bernard while performing Services, shall be the sole property of St. Bernard.  You agree to promptly disclose all such Work Product to St. Bernard and to place a copyright designation in favor of St. Bernard on all such Work Product.  You acknowledge that all Work Product developed under this Agreement is “work made for hire”, and You hereby make, without further consideration, a present assignment of all right, title and interest in and to such Work Product, including, without limitation, any and all intellectual property rights embodied therein.

B.  You agree to cooperate with and assist St. Bernard, or any person designated by St. Bernard, to apply for and to execute, any applications and/or assignments reasonably necessary to obtain any patent, copyright, trademark, or other statutory protection for such Work Product in St. Bernard's name as St. Bernard deems appropriate.  St. Bernard will compensate You for time expended in satisfaction of this requirement at a reasonable hourly rate (not to exceed the rate for the applicable Exhibit A) if such effort requires a significant amount of Your time.

6. Confidentiality.

A.  In connection with Your performance under this Agreement, St. Bernard will disclose to You certain information which St. Bernard deems to be valuable and proprietary, including, but not limited to, documents and oral discussion of St. Bernard's technology, strategy, operations, internal corporate information, methods and procedures.   In addition, You understand that any Work Product developed hereunder is, unless registered for another form of legal protection, a trade secret of St. Bernard.  You agree that all Work Product and all oral communications and written materials received by You from St. Bernard hereunder in performance of this Agreement or any part thereof, as well as any such information provided to You in the course of any engagement by, or on behalf of any St. Bernard customer or business partner, is and will remain, the “Proprietary Information” of St. Bernard or other disclosing party, unless and until such time as:

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(1)           such Information is generally available to the public, through no fault of Yours and without breach of this Agreement;
(2)           You can prove that such Information is already in Your possession without restriction and prior to any disclosure hereunder;
(3)           You can prove that such Information is or has been lawfully disclosed to You by a third party without obligation of confidentiality upon You; or
(4)           You can prove that such information was developed independently by You or Your employees who have not had access to information disclosed hereunder.

B.  With respect to all Proprietary Information (including any Work Product), You agree:

(1)           not to copy, sell, disclose, make public, or authorize any disclosure or publication of such Proprietary  Information and  to take all reasonable and necessary steps to assure that no principal, officer, agent, employee, representative or other person affiliated in any manner with You does so;
(2)           not to use the Proprietary Information for any purpose other than the purpose for which it is intended under this Agreement; and
(3)           to return or deliver, as appropriate, all Proprietary Information to St. Bernard not later than the date of termination of  this  Agreement.

C.  You judicially admit for all purposes that damages for any violation or threatened violation of this Section 6 are inadequate and that any violation or threatened violation of this Section will constitute an irreparable injury to St. Bernard.  You therefore agree that, in addition to all other rights provided by law to which St. Bernard shall hereby be entitled, St. Bernard shall have the right to have an injunction issued against You to prevent You from any violation or further violation of this Section.  In the event that St. Bernard seeks an injunction hereunder, You hereby waive any requirement for the posting of a bond or any other security.

D.  You agree not to enter into any direct engagement to provide services in connection with use of St. Bernard products for any customer of St. Bernard that you have provided services for under this Agreement without St. Bernard’s prior written consent.

7.  Relationship of Parties.

You agree that You and St. Bernard are independent contractors.  Neither You nor Your employees or agents are, or will be deemed as a result of any engagement hereunder to be, agents, employees, servants, partners, joint venturers or franchisees of St. Bernard, and neither You nor Your employees or agents have any authority whatsoever to bind St. Bernard by contract or otherwise.

8.  Personnel.

During the term of this Agreement. You will provide the personnel listed in the attached Exhibit A to devote their full time and attention to St. Bernard to provide the Services set forth herein.  You represent that You have secured or will secure from all such personnel suitable written agreements to assure their compliance with all provisions of this Agreement. St. Bernard reserves the right to request the replacement of any of Your personnel assigned to perform the Services.  If St. Bernard exercises this right, You will replace the disapproved personnel with properly qualified personnel as soon as is reasonably possible.  In the event any one of the personnel listed in the attached Exhibit A no longer performs the required services on a full time basis, then St. Bernard will have the option, in its sole discretion, to either (i) adjust the fees payable to you accordingly or (ii) terminate the Agreement effective immediately.

9.  Employment Taxes and Benefits.

You acknowledge and agree that it shall be Your obligation to report as income all compensation received by You pursuant to this Agreement, and You agree to indemnify St. Bernard and hold it harmless to the extent of any obligation imposed on St. Bernard to pay any withholding taxes, social security, unemployment or disability insurance or similar items, including interest and penalties thereon, in connection with any payments made to You by St. Bernard.  Neither You nor any of Your employees or agents will seek any recovery from St. Bernard or benefits though St. Bernard under any Worker's Compensation laws.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

10.  Intellectual Property Indemnity.

A.  You warrant that: You are the sole developer of any Work Product produced hereunder; such Work Product is original; such Work Product is not in the public domain; and such Work Product does not, to Your knowledge, infringe upon or violate any patent, copyright, trade secret or other proprietary right of any third party.

B.  If any claim of infringement relating to the Work Product is made by any third party against St. Bernard, St. Bernard shall promptly notify You, and You shall indemnify and hold St. Bernard harmless against any and all liability, losses, claims, expenses (including reasonable attorneys' fees), demands or damages of any kind arising out of or related to any such claim, whether or not that claim is successful.

C.  If St. Bernard is enjoined, or likely to be enjoined, from using any of the Work Product because of a claim of copyright or patent infringement or misappropriation of trade secrets, or You settle such a claim, You will, at Your own expense and Option, either:

(1)  Obtain for St. Bernard the right to continue using such Work Product;
(2)  Replace or modify  the Work Product to make it non-infringing, so long as the replacement or modification meets substantially similar specifications;
(3)  Replace the Work Product with a non-infringing Work Product of equivalent function and performance which is acceptable to St. Bernard; or
(4)  Terminate the applicable Exhibit A hereto and refund all payments made by St. Bernard thereunder.

11. Indemnity.

You agree to indemnify and hold St. Bernard and its officers, directors, shareholders, employees, agents, attorneys, insurers, successors, and assigns harmless from and against all claims, damages, losses, and expenses, including reasonable attorney's fees, arising out of or resulting from 1) personal injury or property damage caused by the negligence or willful wrongdoing of Your personnel at or in transit to/from St. Bernard facilities; and/or 2) breach of Your confidentiality obligations in Section 6; and/ or 3)  Breach of Section 10 (A).

12. Termination.

In addition to the other termination provisions set forth elsewhere in this Agreement, either of Us may terminate this Agreement or the appropriate Exhibit A thereto upon the occurrence of any of the following:

A.  The liquidation or dissolution of either party;

B.  Your material breach of this Agreement or any Statement of Work attached thereto, which breach continues uncured for a period of 14 days following Your receipt of written notice thereof from St. Bernard; or

C. St. Bernard's material breach of this Agreement, including a breach for non-payment, which breach continues uncured for a period of 14 days following St. Bernard's receipt of detailed written notice thereof from You;

13. Effect of Termination.

A.  Upon early termination of this Agreement or any Exhibit A thereto for any reason, You will be entitled to receive payment only for completed Services.

B.  As a condition of receiving any payment under this Section, You will deliver to St. Bernard within 15 days from the date of termination of this Agreement:

(1)	Any property of St. Bernard in Your possession or control in good condition, reasonable wear and tear accepted; and

(2)	All Work Product, whether finished or unfinished, prepared or produced by You for the benefit of St. Bernard under this Agreement.

C.  In no event will St. Bernard be responsible for payment for Services or expenses provided or incurred after the effective date of termination of this Agreement (provided that this exclusion shall not apply to services performed at St. Bernard’s request pursuant to Section 12.D).  St. Bernard reserves the right to audit Your relevant books, time sheets, or other records prior to any payment to You under this Section.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

D.  The termination of this Agreement for any reason shall not relieve You of Your obligations under Sections 5, 6, 9, 10, 11, 12, and 16 hereof, nor shall any such termination relieve You or St. Bernard from any liability arising from any breach of this Agreement.

14.  Assignment.

The rights and liabilities of the parties hereto shall be binding upon and inure to the benefit of their respective successors, permitted assigns, executors, and administrators, as the case may be; provided that, as St. Bernard has specifically contracted for Your Services, You may not assign or delegate Your obligations under this Agreement, either in whole or in part, without. the prior written consent of St. Bernard.  Any attempted assignment or delegation by You shall be null and void and shall give St. Bernard the right immediately to terminate this Agreement without liability for Services performed.

15.  Permits.

You shall acquire and maintain in good standing, and at Your sole expense, all permits, licenses and other entitlements required for its performance under this Agreement.

16. Attorneys' Fees.

In the event that any dispute arises between the parties hereto with regard to any of the provisions of this Agreement or the performance of any of the terms and conditions hereof by either of the parties hereto, the prevailing party in any such dispute shall recover all costs and expenses associated with such dispute, including reasonable attorneys' fees.

17.  Miscellaneous.

A.  Exclusive Agreement.  This Agreement, together with its Exhibits and the recitals, is the exclusive agreement between the parties with respect to its subject matter, and, as of the effective date of July 31, 2009, supersedes all prior agreements, negotiations, representations, and proposals, written or oral, related to its subject matter (including the Original Agreement, which is terminated effective July 31, 2009 and under which no more payments are due by St. Bernard to You).  Its terms cannot be modified, supplemented, or rescinded except by an agreement in writing signed by both parties.  Neither party shall be bound by nor liable to the other party for any representation, promise, or inducement made by any of such party's agents or employees which is not embodied in this Agreement.  In the event of any discrepancy or inconsistency between this Agreement and any other form used by either party in connection herewith, the terms of this Agreement shall govern.

B.  Severability.  If any provision of this Agreement is held invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions shall in no way be affected or impaired thereby.

C.  Waiver.  No waiver of any breach of this Agreement shall constitute a waiver of any other breach, whether of the same or any other covenant, term, or condition.  The subsequent performance of any of the terms, covenants, or conditions of this Agreement shall not constitute a waiver of any preceding breach regardless of the other party's knowledge of the preceding breach at the time of subsequent performance, nor shall any delay or omission of either party's exercise of any right arising from any such default affect or impair the parties' rights as to the same of future default.

D.  California Law.  This Agreement is entered into in San Diego County, California, and shall be governed by and construed in accordance with, laws of the State of California applicable to contracts made and wholly to be performed in California by residents of California.  The parties agree that the exclusive jurisdiction and venue of any action between the parties rising out of this business relationship, including disputes that may arise following termination of this Agreement, shall be the Superior Court of California for the County of San Diego, or the United States District Court for the Southern District of California, and each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of such action.  You acknowledge and agree that this Section serves as a material inducement for St. Bernard to enter into this Agreement.

E.  Captions.  The captions inserted herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions thereof.

F.  Notice.  Whenever notice is required to be given under the terms of this Agreement, it shall be in writing and shall be personally delivered or mailed, Certified Mail, Return Receipt Requested, addressed as set forth on Page 1 of this Agreement, to the party to receive such notice.  Any change of address of either party shall be effective upon receipt of written notice of such change by the opposite party.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

G.  No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their permitted assigns, and no other person or entity shall be entitled to rely upon this Agreement or be entitled to any benefits under this Agreement.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

ST. BERNARD SOFTWARE, INC.	CONSULTANT

/s/ Louis Ryan	/s/ Craig Sproule
Louis Ryan, CEO	Craig Sproule, President and Director

DATE: 08/11/09	DATE: 08/10/09

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT A-1

Statement of Work

SERVICES – [***].

TERM – JULY 31, 2009 – OCTOBER 31, 2009 (Unless terminated sooner as provided in the Agreement)

PERSONNEL – [***].

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FEES: Subject to the right of the parties to terminate the Agreement as set forth in the Agreement and only after the receipt by St. Bernard from You of a detailed invoice prior to each payment as required by Section 2 (B) of the Agreement, St. Bernard will pay You the following fees:

1.	$90,000 for August 2009 payable within 2 business days of the signing of this Agreement by both parties.

2.	$80,000 for September 2009 payable as follows: (i) $40,000 payable on or before September 1, 2009 and (ii) $40,000 payable on or before September 15, 2009.

3.	$70,000 for October 2009 payable as follows: (i) $35,000 payable on or before October 1, 2009 and (ii) $35,000 payable on or before October 15, 2009.

*** Certain confidential information in this document has been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.